Exhibit 10.2

Stock Distribution Agreement

This Stock Distribution Agreement dated as of August 8, 2003 (the “Agreement”) is by and between Global ePoint, Inc., a Nevada corporation (“GEPT”) and McDigit, Inc., a California corporation (“McDigit”).

WHEREAS, GEPT and McDigit are parties to that certain Reorganization and Stock Purchase Agreement dated as of March 30, 2003 (the “Reorganization Agreement”), which shall be incorporated herein by reference;

WHEREAS, McDigit desires to provide GEPT with stock distribution instructions pursuant to Section 3(m) of the Reorganization Agreement;

WHEREAS, GEPT and McDigit desire to confirm other agreements made between the parties with respect to the issuance of additional shares of stock by GEPT.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1. GEPT Share Distribution. The GEPT Shares (as defined in the Reorganization Agreement) shall be distributed to the following individuals/entities:

On behalf of McDigit:

a. John Pan	2625 Clear Creek Diamond bar, CA 91789 SS# ###-##-####	5,383,472 shares

On behalf of Black Ink LLC:

b. Done Deal, LLC	3206 West Wimbledon Augusta, Georgia 30909 ID# 94-3376886	308,932 shares

c. Trois Mousquetaires LLC	3206 West Wimbledon Augusta, GA 30909 ID# 33-0896205	107,455 shares

d. Jestada Partners, LLC	10441 Shadyridge Drive Santa Ana, CA 92705 ID# 61-1409782	120,886 shares

2. Additional Agreements.

a. Upon the Closing (as defined in the Reorganization Agreement) of the reorganization, GEPT shall grant Auspex Investments stock options to purchase 1,511,019 shares of common stock of GEPT (the “Stock Options”) under substantially the same terms as those stock options and warrants as listed on Schedule A attached. The respective Stock Options shall be exercisable in the same number as are exercised from Schedule A, pursuant to Section 1(c) of the Reorganization Agreement.

b. In the event a final and non-appealable judgment is awarded in favor of the Commonwealth of Pennsylvania in connection with the lawsuit filed by GEPT relating to breach of contract, and additional shares are issued pursuant to Section 6(g) of the Reorganization Agreement, then those additional shares (up to 3,000,000) shall be issued to Auspex Investments.

3. Miscellaneous.

a. This Agreement is solely meant to provide instructions for Stock Distribution pursuant to Section 3(m) of the Reorganization Agreement and is not intended to modify or change any of the terms of the Reorganization Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

b. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Global ePoint, Inc.

By:	/s/ FREDERICK SANDVICK

Frederick Sandvick,
Chief Executive Officer

McDigit, Inc.

By:	/s/ TORESA LOU

Toresa Lou,
Chief Executive Officer

[SIGNATURE PAGE TO THE STOCK DISTRIBUTION AGREEMENT]